                                                                   EXHIBIT 10.48
                              EMPLOYMENT AGREEMENT
                              --------------------

This Employment Agreement ("Agreement") is effective as of January 1, 1999 (the "Effective Date") between New Century Mortgage Corporation, a California corporation (the "Company"), and Patrick Flanagan (the "Executive"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   EMPLOYMENT
                                   ----------

     The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

     1.1  Employment.  The Company hereby employs Executive, and Executive
          ----------
agrees to serve, as the Company's Executive Vice President and Chief Operating Officer during the term of this Agreement. Executive agrees to perform such duties as may be assigned to Executive from time to time by the Company. Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

     1.2  Term.  The term of employment of Executive hereunder will be for the
          -----
period commencing on the Effective Date and ending on the earliest of:

          (a)  December 31, 1999;

          (b) The date of termination of Executive's employment in accordance with Article IV of this Agreement;

          (c) The date of Executive's voluntary retirement in accordance with the Company's plans and policies; or

          (d)  The date of Executive's death.

     Unless this Agreement is terminated pursuant to Paragraphs (b), (c) or (d) above, the term of this Agreement shall be extended automatically for successive one year periods, unless and until at least three months written notice is given by either party requesting termination or renegotiation of this Agreement prior to the expiration of its term or any one year extension thereof.

                                   ARTICLE II
                                  COMPENSATION
                                  ------------

     2.1  Base Salary.  During the employment of Executive, the Company shall
          ------------
pay to the Executive a base salary at the rate of $230,000 per year during 1999, and thereafter at a rate determined by the Company's Board of Directors (the "Base Salary"), but no less than the rate paid during 1999. The Base Salary shall be payable in substantially equal semi-monthly installments.

     2.2  Profit Sharing and Bonuses.  Executive shall be eligible to
          ---------------------------
participate in a Bonus Plan (the "Plan") as established and modified by the Board of Directors from time to time, the initial terms of which are described in Exhibit A hereto.

     2.3  Reimbursement of Expenses.  The Executive shall be entitled to receive
          --------------------------
prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

     2.4  Automobile Expenses.  The Company shall provide Executive with an
          --------------------
automobile allowance of $1,000.00 per month.

     2.5  Benefits.  The Executive shall be entitled to participate in and be
          ---------
covered by all health, insurance, pension, disability insurance, physical exam and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") on the same terms as are generally applicable to other senior executives of the Company, subject to meeting applicable eligibility requirements.

     2.6  Vacations and Holidays.  During Executive's employment with the
          -----------------------
Company, Executive shall be entitled to an annual vacation leave at full pay, such vacation to be 3 weeks in each year of the term hereof or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

                                  ARTICLE III
               NON-COMPETITION, CONFIDENTIALITY AND NONDISCLOSURE
               --------------------------------------------------

     3.1  Proprietary Information.  Concurrently with the execution and delivery
          ------------------------
of this Agreement, Executive shall execute and deliver the Confidentiality Agreement attached as Exhibit B hereto.

     3.2  Confidentiality.  Executive agrees to keep the terms of this Agreement
          ----------------
and the other terms of Executive's employment strictly confidential.

                                   ARTICLE IV
                                  TERMINATION
                                  -----------

     4.1  Definitions.  For purposes of this Article IV, the following
          ------------
definitions shall apply to the terms set forth below:

          (a)  Cause.  "Cause" shall be defined as follows:

               (i) Executive's conviction of, or guilty plea relating to, any felony (whether or not involving the Company) which constitutes a crime of moral turpitude or which is punishable by imprisonment in a state or federal correction facility;

               (ii) Failure by Executive to achieve the performance standards or objectives agreed to in writing by the Board of Directors and Executive;

               (iii) Actions by Executive involving willful malfeasance or gross negligence in the performance of Executive's duties;

               (iv) Executive's commission of an act of fraud or dishonesty, whether prior or subsequent to the date hereof, upon the Company;

               (v) Executive's failure or refusal to perform his duties as required by this Agreement on an exclusive and full-time basis;

               (vi) Executive's insubordination or failure to follow the Board of Directors' instructions; and

               (vii) Executive's violation of any reasonable rule or regulation of the Board of Directors applicable to all senior executives if such violation is not cured to the satisfaction of the Board of Directors promptly following notice to Executive.

          (b)  Disability.  "Disability" shall mean a physical or mental
               -----------
incapacity as a result of which the Executive becomes unable to continue the proper performance of his duties hereunder in substantially a full time capacity (reasonable absences because of sickness for up to three (3) consecutive months excepted, provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the new capacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

     4.2  Termination by Company.  The Company may terminate the Executive's
          -----------------------
employment hereunder immediately for Cause. Any termination for Cause hereunder will only be effective if approved by at least a majority vote of the entire Board of Directors. Subject to the other provisions contained in this Agreement, the President or Chief Executive Officer of the

Company may terminate this Agreement on behalf of the Company for any reason other than Cause upon 30 days' written notice to Executive.

     4.3  Termination by Executive.  The Executive may terminate this Agreement
          -------------------------
upon 30 days' written notice to the Company.

     4.4  Benefits Received Upon Termination.
          -------------------------------------

          (a) If the Executive's employment is terminated by the Company for Cause, or if this Agreement is terminated by Executive, then the Company shall pay the Executive his Base Salary through the effective date of such termination plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations to Executive under this Agreement.

          (b) If the Executive's employment is terminated by the Company without Cause, then the Company shall:

               (i) pay to the Executive within two business days following the date of termination his Base Salary through the end of the month during which such termination occurs plus credit for any vacation earned but not taken;

               (ii) pay to the Executive as severance pay (a) the Executive's Base Salary in effect as of the date of termination, such payments to be made in accordance with the Company's usual payroll periods for a minimum of six (6) months or, if longer, through the expiration of the term of employment then in effect under this Agreement, without additional renewals as otherwise provided hereunder, plus (b) within two business days after termination a lump sum amount equal to any incentive bonus earned by Executive as of the termination date but not yet paid by the Company, plus (c) within two business days after termination an amount equal to any incentive bonus to which Executive would be entitled for his performance during the calendar quarter in which the termination occurs, prorated according to the portion of the quarter elapsed at the time of termination;

               (iii) maintain, at the Company's expense, in full force and effect, for the Executive's continued benefit during period of salary continuation under the preceding subsection, all Company medical insurance and reimbursement plans and other programs or arrangements in which the Executive was entitled to participate immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs; and

               (iv) pay the reasonable costs, consistent with what the Company pays for its other executives, related to Executive's participation in a senior executive outplacement program.

               Notwithstanding the foregoing, if prior to expiration of the period of salary continuation referred to in subsections (ii) and
          (iii) above Executive commences employment that the Board of Directors deems to be in competition with the Company's business, the payments and benefits described in subsections (ii) and (iii) shall cease immediately upon Executive's commencement of such competing employment.

          (c) Termination Because of Employee Disability.  Should Executive
              -------------------------------------------
become disabled from performing his duties hereunder as defined above, Executive acknowledges that his employment may be terminated anytime thereafter if such disability continues; provided that, during the period of the disability prior to such termination of employment, Executive shall continue to receive all compensation and benefits as if he were actively employed less any sums received directly by the Executive, if any, under any policy or policies of disability income insurance purchased by the Company. In the event of such termination, Executive's rights to receive any salary or payments under this Agreement shall terminate but Executive shall have the right to continue to receive any and all payments made by an insurance company under any and all policies of disability insurance purchased by the Company. Executive's rights under any Company Benefit Plans will be those rights accorded to any terminated employee under the plan provisions and applicable law. Executive will remain entitled to receive any benefits under state disability or worker's compensation laws.

     4.5  Effect of Termination.  Upon any termination of this Agreement, for
          ----------------------
any reason, Executive shall be deemed to have immediately resigned as a director of New Century Mortgage Corporation and all subsidiaries, if applicable, without the giving of any notice or the taking of any other action.


                                   ARTICLE V
               ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY
               -------------------------------------------------

     5.1  Assumption of Obligations.  The Company will require any successor or
          --------------------------
assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Article V or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer.

     5.2  Beneficial Interests.  This Agreement shall inure to the benefit of
          ---------------------
and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                                   ARTICLE VI
                                GENERAL PROVISIONS
                                ------------------

     6.1  Notice.  For purposes of this Agreement, notices and all other
          -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:    New Century Mortgage Corporation
                                18400 Von Karman, Suite 1000
                                Irvine, California 92612
                                Attn:  Chief Executive Officer

     If to the Executive:    Patrick Flanagan
                                33 Cala de'Or
                                Laguna Niguel, California 92677


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     6.2  No Waivers.  No provision of this Agreement may be modified, waived or
          -----------
discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     6.3  Governing Law.  This agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of California.

     6.4  Severability or Partial Invalidity.  The invalidity or
          -----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     6.5  Counterparts.  This Agreement may be executed in one or more
          -------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     6.6  Legal Fees and Expenses.  Should any party institute any action or
          ------------------------
proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     6.7  Entire Agreement.  This Agreement constitutes the entire agreement of
          -----------------
the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

     6.8  Assignment.  This Agreement and the rights, duties, and obligations
          -----------
hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any such attempted assignment and delegation shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.8, the Company may assign or delegate its rights, duties, and obligations hereunder (i) to any affiliate, or (ii) to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement in accordance with Section 5.1.

     6.9  Arbitration.  Any controversy, dispute, claim or other matter in
          ------------
question arising out of or relating to this Agreement shall be settled, at the request of either party, by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:

          (a) Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be one arbitrator selected in accordance with the procedures then existing for the selection of arbitrators by the AAA.

          (b)  Reasonable discovery shall be allowed in arbitration.

          (c) The costs and fees of the arbitration shall be allocated by the arbitrator.

     6.10    Indemnification.  To the extent permitted by law, applicable
             ----------------
statutes and the Articles of Incorporation, Bylaws or resolutions of the Company in effect from time to time, the Company shall indemnify Executive against liability or loss arising out of Executive's actual or asserted misfeasance or nonfeasance in the performance of Executive's duties or out of any actual or asserted wrongful act against, or by, the Company including but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. The Company shall endeavor to obtain Directors and Officers Liability Insurance to indemnify and insure the Company and Executive from and against the aforesaid liabilities. The provisions of this paragraph shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

NEW CENTURY MORTGAGE CORPORATION         EXECUTIVE


By:                                      /s/ Patrick Flanagan
   -----------------------------         ----------------------
                                         Patrick Flanagan

                                   EXHIBIT A

                                   BONUS PLAN



                             Intentionally Omitted

                                   EXHIBIT B

                           CONFIDENTIALITY AGREEMENT

                        NEW CENTURY MORTGAGE CORPORATION
                        --------------------------------

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

          1.  Introduction.
              ------------


          I recognize that New Century Mortgage Corporation and its affiliated companies (collectively, "New Century") is a consumer finance company engaged in a continuous program of product and customer development regarding its business, present and future, as a mortgage lending and consumer finance company.

          I understand that, during the course of my employment with New Century, I may acquire and have access to confidential information and trade secrets of New Century (collectively, "Confidential Information").
Specifically, I will have access to Confidential Information about New Century's products, techniques, processes, services, clients, employee relationships, marketing strategy and/or business plans, including, without limitation, information relative to client lists, business development plans, business studies, projections, business practices and finances. Additionally, I may have access to highly confidential personal and financial information of New Century's customers.

          This Confidential Information is disclosed to me on a business need-to-know basis only, and is considered confidential and secret by New Century. Furthermore, this information is made known to me in confidence solely by virtue of my employment, and is not generally known in the industry. My employment with New Century creates a duty of trust and confidentiality to New Century with respect to such Confidential Information.

          2.  Agreement to Maintain Confidentiality.
              -------------------------------------

          At all times, both during my employment and after the cessation of my employment, whether the cessation is voluntary or involuntary, for any reason or no reason, or by disability, I will keep in strictest confidence and trust all Confidential Information, and I will not disclose, use, or induce or assist in the use or disclosure of any Confidential Information, or anything related thereto, without the prior express written consent of New Century, except as may be necessary in the ordinary course of performing my duties as an employee of New Century.

          I recognize that New Century has received and in the future will receive from third parties their Confidential Information subject to a duty on New Century's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe New Century and such third parties, during my employment and thereafter, a duty to hold all such Confidential Information in the strictest confidence, and I will not disclose, use, or induce or assist in the use or disclosure of any such Confidential Information without the prior express written consent of New Century, except as may be necessary in the ordinary course of performing my duties as an employee of New Century consistent with New Century's agreement with such third party.

          I understand that the unauthorized use or dissemination of any Confidential Information is considered a serious breach of confidence, and any employee engaging in such activity is in violation of a number of laws, including the California Uniform Trade Secrets Act. Such employee will be subject to termination and/or legal action.

          3.  Agreement to Return Confidential Material.
              -----------------------------------------

          I agree that, upon termination of my employment, all documents, records, notebooks, computer programs and records and similar repositories of or containing Confidential Information, including all copies thereof, as well as all other New Century property then in my possession or control, must be left with or returned to New Century.

          4.  Agreement Regarding Inventions.
              ------------------------------

          I agree to disclose in writing and to assign on behalf of me or my heirs, executors, or administrators, to New Century or its successors, any inventions, processes, diagrams, methods, computer software, or any improvements whatsoever that I may discover, conceive, or develop, either individually or in collaboration with others, during the course of my employment with New Century, or with the use of New Century's time, data, equipment, facilities, or materials. I agree to execute all documents necessary or appropriate for use by New Century in applying for, obtaining and enforcing any rights regarding Confidential Information or inventions as New Century may desire, together with any assignments thereof to New Century. This paragraph does not apply to any invention which qualifies under the provisions of California Labor Code Section 2870 regarding inventions developed solely by an employee on his/her own time.

          5.  Use of Confidential Information to Compete with New Century.
              -----------------------------------------------------------

          I agree that during my employment with New Century I will not, without New Century's express written consent, engage in any employment or business which is competitive with New Century, or any employment or business which is otherwise in conflict with my employment relationship with New Century.

          I further agree that during the term of my employment with New Century and thereafter, I will not, either directly or indirectly, for me or for any other person or entity, utilize or rely upon any Confidential Information to call on, solicit, or take away, or attempt to call on, solicit, or take away any past or present customers of New Century with respect to the same or similar business services now or in the future provided by New Century.

          I further agree that during my employment and for a period of the longer of (i) six (6) months after cessation of my employment, or (ii) the expiration of any post-cessation severance payments pursuant to any employment agreement in effect between me and New Century at the time of cessation of my employment, I will not, either directly or indirectly, either alone or in concert with others, solicit or entice any employee of or consultant to New Century to leave New Century to work for anyone in competition with New Century.

          6.  Representations Regarding Former Employment.
              -------------------------------------------

          I represent that my performance of all the terms of this Agreement and as an employee of New Century does not and will not breach any agreement to keep in confidence Confidential Information acquired by me in confidence or in trust prior to my employment with New Century. I have not entered into, and I agree that I will not enter into, any agreement, either written or oral, in conflict herewith. I promise that I have not and will not bring to New Century any materials or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from any such former employer for their possession and use. I also understand that, in my service to New Century, I am not to breach any obligation of confidentiality that I have to former employers, and I have fulfilled all such obligations during my employment.

          7.  Injunctive Relief.
              -----------------

          I recognize that New Century is relying upon the existence and validity of these provisions and that monetary damages would not be an adequate remedy if I violated any of these provisions. Therefore, I expressly agree that in addition to any rights or remedies New Century may have, New Century may apply to any court of law or equity having jurisdiction for injunctive relief (without posting a bond or other security) against any act which would violate this Agreement.


          8.  General Provisions.
              ------------------

          The terms of this Confidentiality Agreement shall apply during and after any period during which I perform any services for New Century. Nothing in this Confidentiality Agreement shall obligate New Century to continue to retain me as an employee. Upon cessation of my relationship with New Century, I agree to execute an Affirmation of Confidentiality Agreement.

          This Confidentiality Agreement shall be governed by and construed under and according to the internal substantive laws, and not the laws of conflicts, of the State of California. If any provision of this Confidentiality Agreement shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, the same shall be enforced and validated to the extent permitted by law. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Confidentiality Agreement or seeks a declaration of any rights or obligations hereunder, the prevailing party shall be awarded reasonable attorney fees, together with costs and expenses, to resolve the dispute and enforce the final judgment.

          This Confidentiality Agreement contains the sole and entire agreement between New Century and myself with respect to the subject matter hereof, and supersedes and replaces any prior agreements to the extent they are inconsistent herewith. This Confidentiality Agreement can be amended or modified only by a written agreement between New Century and myself.

          My signature below confirms that I have read, understand and agree to comply with the terms of this Confidentiality Agreement.

NEW CENTURY MORTGAGE                        EMPLOYEE
CORPORATION

-----------------------------------         ---------------------------------
                                            Signature of Employee
By:
   --------------------------------         ---------------------------------
Its:                                        Print Name
    -------------------------------

-----------------------------------         ---------------------------------
Date                                        Date